                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-42770

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 14, 2000.

                               11,000,000 Shares

                                     [LOGO]
                        MILLENNIUM PHARMACEUTICALS, INC.

                                  Common Stock
                                  -----------

    The common stock is listed on the Nasdaq National Market under the symbol "MLNM". The last reported sale price of the common stock on the Nasdaq National Market on October 5, 2000 was $64.94 per share.

    SEE "RISK FACTORS" BEGINNING ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE COMMON STOCK.

                                 --------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                                                              Per Share       Total
                                                              ---------       -----
Initial price to public.....................................   $64.00     $704,000,000
Underwriting discount.......................................   $ 2.40     $ 26,400,000
Proceeds, before expenses, to Millennium....................   $61.60     $677,600,000

    To the extent that the underwriters sell more than 11,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 1,650,000 shares from Millennium at the initial price to public less the underwriting discount.

                                 --------------

    The underwriters expect to deliver the shares against payment in New York, New York on October 10, 2000.

                                 --------------

                   JOINT LEAD MANAGERS AND JOINT BOOK-RUNNERS

GOLDMAN, SACHS & CO.                                  MORGAN STANLEY DEAN WITTER
                                  -----------

  ROBERTSON STEPHENS                                  CREDIT SUISSE FIRST BOSTON
                                  -----------

                  Prospectus Supplement dated October 5, 2000.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

    You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby and the prospectus contains information about our securities generally. This prospectus supplement may add, update or change information in the prospectus. You should rely only on the information provided in this prospectus supplement, the accompanying prospectus or incorporated by reference in the accompanying prospectus. We have not authorized anyone to provide you with different information.

                         PROSPECTUS SUPPLEMENT SUMMARY

    THIS SUMMARY CONTAINS A GENERAL SUMMARY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS SUPPLEMENT ASSUMES THAT THE UNDERWRITERS WILL NOT EXERCISE THEIR OVER-ALLOTMENT OPTION AND GIVES EFFECT TO OUR TWO-FOR-ONE STOCK SPLIT IN THE FORM OF A STOCK DIVIDEND ON OCTOBER 4, 2000.

                        MILLENNIUM PHARMACEUTICALS, INC.

    Our goal is to become the biopharmaceutical company of the future by building on our broad scientific and technological capabilities and methods, which we call our "technology platform," to develop breakthrough drugs and predictive medicine products and services. We use many of the same elements of our technology platform throughout our business, from the discovery of disease-related genes, to the development of drugs to specifically address these diseases, to the management of patients affected by these diseases. As a result, we speak of our technological approach as being applicable from "gene to patient." We have entered into research, development and commercialization arrangements with major pharmaceutical and biotechnology companies relating to a broad range of therapeutic and predictive medicine products and services. These alliances provide us with the opportunity to receive royalties and profit sharing, if we and our alliance partners are successful in developing and commercializing products. In addition, these alliances provide substantial funding for our research and development and the continued enhancement of our technology platform.

    We were incorporated in Delaware in 1993. Our principal executive offices are located at 75 Sidney Street, Cambridge, MA 02139 and our telephone number is
(617) 679-7000. Unless the context otherwise requires, the terms "Millennium," "we," "us" and "our" refer to Millennium Pharmaceuticals, Inc. and its subsidiaries.

                                  THE OFFERING

Common stock offered......................       11,000,000 shares
Common stock to be outstanding after the
  offering................................       209,661,648 shares
Use of proceeds...........................       For working capital and other general corporate
                                                 purposes. See "Use of Proceeds."
Nasdaq National Market Symbol.............       MLNM

    The above information regarding shares to be outstanding after the offering excludes shares issuable upon exercise of our outstanding options and warrants and conversion of our outstanding convertible notes.

                                  RISK FACTORS

    IF YOU PURCHASE SHARES OF OUR COMMON STOCK, YOU WILL TAKE ON FINANCIAL RISK. IN DECIDING WHETHER TO INVEST, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE ADDITIONAL INFORMATION IN OUR OTHER REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND IN OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THE ACCOMPANYING PROSPECTUS.

                                REGULATORY RISKS

WE HAVE NOT YET RECEIVED MARKETING APPROVAL FOR ANY PRODUCT OR SERVICE RESULTING FROM OUR DEVELOPMENT EFFORTS AND MAY NOT BE ABLE TO OBTAIN ANY SUCH APPROVAL.

    We have completed development of only one product candidate, CAMPATH-Registered Trademark- monoclonal antibody, which we developed in our partnership with ILEX Oncology, Inc. This partnership only recently applied to the U.S. Food and Drug Administration for approval to market this product. It is possible that the FDA will not grant this marketing approval. As of August 31, 2000, we and our alliance partners were conducting clinical trials of six product candidates resulting from our research and development programs, including additional clinical trials of CAMPATH-Registered Trademark- monoclonal antibody, and preclinical testing of approximately ten product candidates resulting from these programs.

    All of the products that we are developing will require additional research and development, extensive preclinical studies and clinical trials and regulatory approval prior to any commercial sales. This process is lengthy, often taking a number of years, and expensive. In some cases, the length of time that it takes for us to achieve various regulatory approval milestones affects the payments that we are eligible to receive under our strategic alliance agreements.

    We may need to successfully address a number of technological challenges in order to complete development of our products. Moreover, these products may not be effective in treating any disease or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining regulatory approval or prevent or limit commercial use.

WE HAVE ONLY LIMITED EXPERIENCE IN REGULATORY AFFAIRS, AND SOME OF OUR PRODUCTS MAY BE BASED ON NEW TECHNOLOGIES; THESE FACTORS MAY AFFECT OUR ABILITY OR THE TIME WE REQUIRE TO OBTAIN NECESSARY REGULATORY APPROVALS.

    We have only limited experience in filing and prosecuting applications necessary to gain regulatory approvals which may affect our ability to obtain these approvals. Moreover, certain of the products that are likely to result from our research and development programs may be based on new technologies and new therapeutic approaches that have not been extensively tested in humans. The regulatory requirements governing these types of products may be more rigorous than for conventional products. As a result, we may experience a longer regulatory process in connection with any products that we develop based on these new technologies or new therapeutic approaches.

             RISKS RELATING TO OUR INDUSTRY, BUSINESS AND STRATEGY

BECAUSE DISCOVERING DRUGS BASED UPON GENOMICS IS NEW, IT IS POSSIBLE THAT THIS DISCOVERY PROCESS WILL NOT RESULT IN COMMERCIAL PRODUCTS OR SERVICES.

    The process of discovering drugs based upon genomics is new and evolving rapidly. We focus our genomics research primarily on diseases that may be linked to several or many genes working in combination. Both we and the general scientific and medical communities have only a limited understanding relating to the role of genes and their products in these diseases. To date, we have not commercialized any products or services, and we may not be successful in doing so in the future. In addition, relatively few products based on gene discoveries have been developed and commercialized by others. Rapid technological development by us or others may result in compounds, products or processes becoming obsolete before we recover our development expenses.

OUR PLAN TO GROW THROUGH ACQUISITIONS OF OTHER COMPANIES WILL NOT BE SUCCESSFUL IF WE ARE UNABLE TO INTEGRATE ACQUIRED COMPANIES WITH OUR OTHER OPERATIONS OR IF THE TECHNOLOGY OR PERSONNEL OF ACQUIRED COMPANIES DO NOT MEET OUR EXPECTATIONS.

    We completed our merger with LeukoSite, Inc. on December 22, 1999. In addition, on July 27, 2000 we acquired the business of Cambridge Discovery Chemistry Limited, a subsidiary of Oxford Molecular Group plc. We may not be able to successfully integrate or profitably manage these businesses. In addition, the combination of our business with these businesses may not achieve revenues, net income or loss levels, efficiencies or synergies that justify the merger. The combined company may experience slower rates of growth as compared to the historical rates of growth of Millennium and these businesses independently. We plan to make additional acquisitions in the future, which will entail similar risks.

COMPETITION FOR SCIENTIFIC AND MANAGERIAL PERSONNEL IN OUR INDUSTRY IS INTENSE; WE WILL NOT BE ABLE TO SUSTAIN OUR OPERATIONS AND GROW IF WE ARE NOT ABLE TO ATTRACT AND RETAIN KEY PERSONNEL.

    Our success substantially depends on the ability, experience and performance of our senior management and other key personnel. If we lose one or more of the members of our senior management or other key employees, our business and operating results could be seriously harmed.

    In addition, our future success will depend heavily on our ability to continue to hire, train, retain and motivate additional skilled managerial and scientific personnel. The pool of personnel with the skills that we require is limited. Competition to hire from this limited pool is intense.

WE FACE SUBSTANTIAL COMPETITION, WHICH MAY RESULT IN OTHERS DISCOVERING, DEVELOPING OR COMMERCIALIZING PRODUCTS AND SERVICES BEFORE OR MORE SUCCESSFULLY THAN WE DO.

    The fields of genomics, biotechnology and pharmaceuticals are highly competitive. Many of our competitors are substantially larger than we are and have substantially greater capital resources, research and development staffs and facilities than we have. Furthermore, many of our competitors are more experienced than we are in drug discovery, development and commercialization, obtaining regulatory approvals and product manufacturing and marketing. As a result, our competitors may identify genes associated with diseases or discover, develop and commercialize products or services based on such genes before we do. In addition, our competitors may discover, develop and commercialize products or services which render non-competitive or obsolete the products or services that we or our strategic alliance partners are seeking to develop and commercialize.

WE MAY NOT BE ABLE TO OBTAIN BIOLOGICAL MATERIAL, INCLUDING HUMAN AND ANIMAL DNA SAMPLES, REQUIRED FOR OUR GENETIC STUDIES, WHICH COULD DELAY OR IMPEDE OUR DRUG DISCOVERY EFFORTS.

    Our gene identification strategy includes genetic studies of families and populations prone to particular diseases. These studies require the collection of large numbers of DNA samples from affected individuals, their families and other suitable populations as well as animal models. The availability of DNA samples and other biological material is important to our ability to discover the genes responsible for human diseases through human genetic approaches and other studies.

Competition for these resources is intense. Access to suitable populations, materials and samples could be limited by forces beyond our control, including governmental actions. Some of our competitors may have obtained access to significantly more family and population resources and biological materials than we have obtained. As a result, we may not be able to obtain access to DNA samples necessary to support our human gene discovery programs.

  RISKS RELATING TO OUR FINANCIAL RESULTS AND STRUCTURE AND NEED FOR FINANCING

WE HAVE INCURRED SUBSTANTIAL LOSSES AND EXPECT TO CONTINUE TO INCUR LOSSES. WE WILL NOT BE SUCCESSFUL UNLESS WE REVERSE THIS TREND.

    We have incurred losses in four of the last six years and in the six months ended June 30, 2000. We expect to continue to incur substantial operating losses in future periods. To date, substantially all of our revenues have resulted from payments from strategic alliance partners. We have not received any revenues from the sale of products or clinical or diagnostic services.

    We expect to increase our spending significantly as we continue to expand our infrastructure, research and development programs and commercialization activities. As a result, we will need to generate significant revenues to pay these costs and achieve profitability. We cannot be certain whether or when we will become profitable because of the significant uncertainties with respect to our ability to generate revenues from the sale of products and services and from existing and potential future strategic alliances.

OUR SUBSTANTIAL INDEBTEDNESS MAY ADVERSELY AFFECT OUR CASH FLOW AND OPERATIONS AND BE DIFFICULT FOR US TO REPAY, WHICH COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT IN US.

    We have substantial amounts of outstanding indebtedness, primarily $124,907,000 of 5.50% convertible subordinated notes due January 15, 2007. We also may obtain additional long-term debt and working capital lines of credit. As a result of this indebtedness, we have substantial principal and interest payment obligations. We may be unable to generate cash sufficient to pay the principal of, interest on and other amounts due in respect of our indebtedness when due.

    Our substantial leverage could have significant negative consequences, including:

    - increasing our vulnerability to general adverse economic and industry conditions;

    - limiting our ability to obtain additional financing;

    - requiring the dedication of a substantial portion of our cash from operations to service our indebtedness, thereby reducing the amount of our cash available for other purposes, including capital expenditures;

    - limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

    - placing us at a possible competitive disadvantage vis-a-vis less leveraged competitors and competitors that have better access to capital resources.

WE MAY NEED ADDITIONAL FINANCING, WHICH MAY BE DIFFICULT TO OBTAIN. OUR FAILURE TO OBTAIN NECESSARY FINANCING OR DOING SO ON UNATTRACTIVE TERMS COULD ADVERSELY AFFECT OUR DISCOVERY AND DEVELOPMENT PROGRAMS AND OTHER OPERATIONS.

    We will require substantial funds to conduct research and development, including preclinical testing and clinical trials of our potential products. We will also require substantial funds to meet our obligations to our strategic alliance partners and maximize the prospective benefits to us from these alliances, manufacture and market any products and services that are approved for commercial sale and meet our debt service obligations. Additional financing may not be available when we need it or may not be available on terms that are favorable to us.

    If we are unable to obtain adequate funding on a timely basis, we may be required to significantly curtail one or more of our discovery or development programs. We could be required to seek funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products which we would otherwise pursue on our own.

                 RISKS RELATING TO STRATEGIC ALLIANCE PARTNERS

WE DEPEND SIGNIFICANTLY ON OUR STRATEGIC ALLIANCE PARTNERS TO DEVELOP AND COMMERCIALIZE PRODUCTS AND SERVICES BASED ON OUR WORK. OUR BUSINESS MAY SUFFER IF ANY OF OUR STRATEGIC ALLIANCE PARTNERS BREACHES ITS AGREEMENT OR FAILS TO SUPPORT OR TERMINATES ITS ALLIANCE WITH US.

    We conduct most of our discovery and development activities through strategic alliances. The success of these programs depends heavily on the efforts and activities of our strategic alliance partners. Each of our alliance partners has significant discretion in determining the efforts and resources that they will apply to the alliance. Our existing and any future alliances may not be scientifically or commercially successful.

    The risks that we face in connection with these alliances include:

    - All of our strategic alliance agreements are subject to termination under various circumstances, including, in many cases, on short notice without cause.

    - In our strategic alliance agreements, we generally agree not to conduct specified types of research and development in the field that is the subject of the alliance. These agreements may have the effect of limiting the areas of research and development we may pursue, either alone or in collaboration with third parties.

    - Our alliance partners may develop and commercialize, either alone or with others, products and services that are similar to or competitive with the products and services that are the subject of the alliance with us.

    - Our alliance partners may change the focus of their development and commercialization efforts. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities following mergers and consolidations, which have been common in recent years in these industries.

    - We will rely on our alliance partners to manufacture most products covered by our alliances. For example, Becton Dickinson has the sole right to develop, manufacture and commercialize our Melastatin-TM- gene detection product. Therefore, we cannot control the timing of the introduction of this product.

WE MAY NOT BE SUCCESSFUL IN ESTABLISHING ADDITIONAL STRATEGIC ALLIANCES, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS AND SERVICES.

    An important element of our business strategy is entering into strategic alliances for the development and commercialization of products and services based on our discoveries. We face significant competition in seeking appropriate alliance partners. Moreover, these alliance arrangements are complex to negotiate and time-consuming to document. We may not be successful in our efforts to establish additional strategic alliances or other alternative arrangements. The terms of any additional strategic alliances or other arrangements that we establish may not be favorable to us. Moreover, such strategic alliances or other arrangements may not be successful.

                    RISKS RELATING TO INTELLECTUAL PROPERTY

IF WE ARE UNABLE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS WILL BE ADVERSELY AFFECTED. IF WE INFRINGE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, WE MAY NOT BE ABLE TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS AND SERVICES OR THE COST OF DOING SO MAY INCREASE.

    Our patent positions, and those of other pharmaceutical and biotechnology companies, are generally uncertain and involve complex legal, scientific and factual questions.

    Our ability to develop and commercialize products and services depends in significant part on our ability to:

    - obtain patents;

    - obtain licenses to the proprietary rights of others on commercially reasonable terms;

    - operate without infringing upon the proprietary rights of others;

    - prevent others from infringing on our proprietary rights; and

    - protect trade secrets.

THERE IS SIGNIFICANT UNCERTAINTY ABOUT THE VALIDITY AND PERMISSIBLE SCOPE OF GENOMICS PATENTS IN OUR INDUSTRY, WHICH MAY MAKE IT DIFFICULT FOR US TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES.

    The validity and permissible scope of patent claims in the pharmaceutical and biotechnology fields, including the genomics field, involve important unresolved legal principles and are the subject of public policy debate in the United States and abroad. For example, there is significant uncertainty both in the United States and abroad regarding the patentability of gene sequences in the absence of functional data and the scope of patent protection available for full-length genes and partial gene sequences. Moreover, certain groups have made certain gene sequences available in publicly accessible databases. These and other disclosures may adversely affect our ability to obtain patent protection for gene sequences claimed by us in patent applications that we file subsequent to such disclosures. There is also some uncertainty as to whether human clinical data will be required for issuance of patents for human therapeutics. If such data are required, our ability to obtain patent protection could be delayed or otherwise adversely affected.

THIRD PARTIES MAY OWN OR CONTROL PATENTS OR PATENT APPLICATIONS AND REQUIRE US TO SEEK LICENSES, WHICH COULD INCREASE OUR DEVELOPMENT AND COMMERCIALIZATION COSTS, OR PREVENT US FROM DEVELOPING OR MARKETING OUR PRODUCTS OR SERVICES.

    We may not have rights under some patents or patent applications related to our proposed products, processes or services. Third parties may own or control these patents and patent applications in the United States and abroad. Therefore, in some cases, such as those described below, to develop, manufacture, sell or import certain of our proposed products, processes or services, we or our alliance partners may choose to seek, or be required to seek, licenses under third party patents issued in the United States and abroad or those that might issue from United States and foreign patent applications. In such event, we would be required to pay license fees or royalties or both to the licensor. If licenses are not available to us on acceptable terms, we or our alliance partners may not be able to develop, manufacture, sell or import these products, processes or services.

    With respect to our product candidate LDP-01, we are aware of third party patents and patent applications which relate to certain anti-CD18 antibodies and their use in various methods of treatment including methods of reperfusion therapy and methods of treating focal ischemic stroke. In addition, our LDP-01, LDP-02, and CAMPATH-Registered Trademark- product candidates are humanized monoclonal antibodies. We are aware of third party patents and patent applications which relate to certain humanized or modified antibodies, products useful for making humanized or modified antibodies, and processes for making and using humanized or modified antibodies. We are also aware of third party patents and patent applications relating to certain manufacturing processes, products thereof and materials useful in such processes.

    Our product candidates LDP-341 and LDP-519 are small molecule drug candidates. With respect to LDP-341, we are aware of third party patents or patent applications which relate to either intermediates or synthetic processes used in the synthesis of this compound. Additionally, for the use of LDP-341 and LDP-519 in the treatment of infarctions we are aware of the existence of a potentially interfering patent application filed by one of our former consultants.

WE MAY BECOME INVOLVED IN EXPENSIVE PATENT LITIGATION OR OTHER PROCEEDINGS, WHICH COULD RESULT IN OUR INCURRING SUBSTANTIAL COSTS AND EXPENSES OR SUBSTANTIAL LIABILITY FOR DAMAGES OR REQUIRE US TO STOP OUR DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

    There has been substantial litigation and other proceedings regarding the patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to patent litigation or other proceedings regarding intellectual property rights. For example, we believe that we hold patent applications that cover genes that are also claimed in patent applications filed by others. Interference proceedings before the United States Patent and Trademark Office may be necessary to establish which party was the first to invent these genes.

    The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent litigation or other proceeding is resolved against us, we or our alliance partners may be enjoined from developing, manufacturing, selling or importing our products, processes or services without a license from the other party and we may be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

    Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

          RISKS RELATING TO PRODUCT MANUFACTURING, MARKETING AND SALES

BECAUSE MANY OF THE PRODUCTS AND SERVICES THAT WE DEVELOP WILL BE BASED ON NEW TECHNOLOGIES AND THERAPEUTIC APPROACHES, THE MARKET MAY NOT BE RECEPTIVE TO THESE PRODUCTS AND SERVICES UPON THEIR INTRODUCTION.

    The commercial success of our products and services that are approved for marketing will depend upon their acceptance by the medical community and third party payors as clinically useful, cost effective and safe. Many of the products and services that we are developing are based upon new technologies or therapeutic approaches. As a result, it may be more difficult for us to achieve market acceptance of our products and services, particularly the first products and services that we introduce to the market based on new technologies and therapeutic approaches.

BECAUSE WE HAVE NO SALES, MARKETING OR DISTRIBUTION EXPERIENCE AND CAPABILITIES, WE WILL DEPEND ON THIRD PARTIES TO SUCCESSFULLY PERFORM THESE FUNCTIONS ON OUR BEHALF OR WILL BE REQUIRED TO INCUR SIGNIFICANT COSTS AND DEVOTE SIGNIFICANT EFFORTS TO DEVELOP THESE CAPABILITIES.

    We have no sales, marketing or distribution experience and capabilities. We plan to rely significantly on sales, marketing and distribution arrangements with our strategic alliance partners and other third parties for the products and services that we are developing. For example, our partnership that holds CAMPATH-Registered Trademark- monoclonal antibody will rely solely upon Schering AG and its U.S. affiliate, Berlex Laboratories, for the marketing, distribution and sale of the CAMPATH-Registered Trademark- product throughout the world other than the Far East. If in the future we elect to perform sales, marketing and distribution functions ourselves, we would face a number of additional risks, including the need to recruit experienced marketing and sales personnel.

BECAUSE WE HAVE LIMITED MANUFACTURING CAPABILITIES, WE WILL BE DEPENDENT ON THIRD-PARTY MANUFACTURERS TO MANUFACTURE PRODUCTS FOR US OR WILL BE REQUIRED TO INCUR SIGNIFICANT COSTS AND DEVOTE SIGNIFICANT EFFORTS TO ESTABLISH OUR OWN MANUFACTURING FACILITIES AND CAPABILITIES.

    We have limited manufacturing experience and no commercial scale manufacturing capabilities. In order to continue to develop products and services, apply for regulatory approvals and, ultimately, commercialize any products and services, we will need to develop, contract for or otherwise arrange for the necessary manufacturing capabilities.

    We currently rely upon third parties to produce material for preclinical testing purposes and expect to continue to do so in the future. We also expect to rely upon other third parties, including our strategic alliance partners, to produce materials required for clinical trials and for the commercial production of certain of our products if we succeed in obtaining necessary regulatory approvals. Our partnership with ILEX Oncology relies on Boehringer Ingelheim as the sole source manufacturer of CAMPATH-Registered Trademark- monoclonal antibody.

    There are a limited number of manufacturers that operate under the FDA's good manufacturing practices regulations capable of manufacturing for us. As a result, we have experienced some difficulty finding manufacturers for our products with adequate capacity for our anticipated future needs. If we are unable to arrange for third party manufacturing of our products, or to do so on commercially reasonable terms, we may not be able to complete development of our products or market them.

    Reliance on third party manufacturers entails risks to which we would not be subject if we manufactured products ourselves, including reliance on the third party for regulatory compliance and quality assurance, the possibility of breach of the manufacturing agreement by the third party because of factors beyond our control and the possibility of termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

    We may in the future elect to manufacture certain of our products in our own manufacturing facilities. We will require substantial additional funds and need to recruit qualified personnel in order to build or lease and operate any manufacturing facilities.

IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT FOR OUR FUTURE PRODUCTS OR SERVICES BY THIRD PARTY PAYORS, THERE MAY BE NO COMMERCIALLY VIABLE MARKETS FOR OUR PRODUCTS OR SERVICES.

    The availability and levels of reimbursement by governmental and other third party payors affect the market for any pharmaceutical product or healthcare service. These third party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products and services. In certain foreign countries, particularly the countries of the

European Union, the pricing of prescription pharmaceuticals is subject to governmental control. We may not be able to sell our products and services profitably if reimbursement is unavailable or limited in scope or amount.

    In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system. Further proposals are likely. The potential for adoption of these proposals affects or will affect our ability to raise capital, obtain additional collaborative partners and market our products.

    If we or our alliance partners obtain marketing approvals for our products and services, we expect to experience pricing pressure due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

ETHICAL, LEGAL AND SOCIAL ISSUES RELATED TO GENETIC TESTING MAY CAUSE OUR DIAGNOSTIC PRODUCTS TO BE REJECTED BY CUSTOMERS OR PROHIBITED OR CURTAILED BY GOVERNMENTAL AUTHORITIES.

    Diagnostic tests that evaluate genetic predisposition to disease raise issues regarding the use and confidentiality of the information provided by such tests. Insurance carriers and employers might discriminate on the basis of such information, resulting in a significant barrier to the acceptance of such tests by customers. This type of discrimination could cause governmental authorities to prohibit or limit the use of such tests.

                         RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD LEAD TO LOSSES BY INVESTORS.

    Our stock may be subject to substantial price volatility, which may prevent you from reselling our common stock at or above the price you paid in this offering. The value of your investment could decline due to the effect of any of the following factors upon the market price of our common stock:

    - announcements of technological innovations or new commercial products by us or our competitors;

    - disclosure of results of clinical testing or regulatory proceedings;

    - governmental regulation and approvals;

    - developments in patent or other proprietary rights, including as a result of any public policy concerns;

    - public concerns as to the safety of products developed by us;

    - our financial results; and

    - general market conditions.

    In addition, stock markets, particularly the Nasdaq National Market, have experienced extreme price and volume fluctuations, and the market prices of securities of technology companies, including biotechnology companies, have been highly volatile. These fluctuations have often been unrelated to the operating performance of these companies. Fluctuations such as these may affect the market price of our common stock.

THE PROVISIONS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD DELAY OR PREVENT THE SALE OF OUR COMPANY AND DIMINISH THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

    There are provisions in our certificate of incorporation and by-laws that make it more difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control would result in the purchase of your shares at a premium to the market price. For example, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock. The board of directors can fix the price, rights, preferences, privileges, and restrictions of the preferred stock without any further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction. As a result, the market price of our common stock and the voting and other rights of our stockholders may be adversely affected. The issuance of preferred stock may result in the loss of voting control to other stockholders.

    Our charter documents contain other provisions that could have an anti-takeover effect, including:

    - only one of the three classes of directors is elected each year;

    - stockholders have limited ability to remove directors;

    - stockholders cannot take actions by written consent;

    - stockholders cannot call a special meeting of stockholders; and

    - stockholders must give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

    In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock. These provisions may also prevent changes in our management.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    This prospectus supplement and the documents incorporated by reference in the accompanying prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, such as statements concerning:

    - our growth and future operating results;

    - the discovery and development of products;

    - developments in our markets and strategic focus;

    - new products;

    - potential acquisitions and our integration of acquired businesses, products and technologies;

    - our strategic alliances;

    - our intellectual property;

    - our manufacturing, marketing, sales and distribution capabilities; and

    - future economic, business and regulatory conditions.

    We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "will," or "may," or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus supplement under the caption "Risk Factors" and in the documents that we incorporate by reference in the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in the accompanying prospectus.

                                USE OF PROCEEDS

    We estimate that the net proceeds we will receive from this common stock offering will be approximately $677,150,000, after deducting the underwriting discount and estimated offering expenses. If the underwriters exercise their over-allotment option to purchase additional shares of common stock in full, we estimate that the net proceeds will be approximately $778,790,000. We intend to use the net proceeds from this common stock offering for working capital and other general corporate purposes, including:

    - financing our growth;

    - accelerating the expansion of our technology platform;

    - developing our products, including conducting advanced preclinical testing and human clinical trials;

    - capital expenditures made in the ordinary course of business; and

    - acquisitions of businesses, products and technologies that complement or expand our business, including by sponsoring research and development by third parties in exchange for rights to products or technologies.

    We have no current plans, commitments or agreements with respect to any acquisitions and may not make any acquisitions. Pending the intended use of the net proceeds, we intend to invest the net proceeds in short term, investment grade, interest-bearing securities.

                          PRICE RANGE OF COMMON STOCK

    Our common stock is traded on the Nasdaq National Market under the symbol "MLNM." The following table reflects the range of the reported high and low closing sale prices on the Nasdaq National Market for the periods indicated. All price data have been adjusted to give effect to both our two-for-one stock split effected in the form of a stock dividend on April 18, 2000 and our two-for-one stock split effected in the form of a stock dividend on October 4, 2000.

                                                                HIGH       LOW
                                                              --------   --------
YEAR ENDING DECEMBER 31, 1998
  First quarter.............................................   $ 5.57     $ 4.44
  Second quarter............................................     4.75       4.54
  Third quarter.............................................     4.68       2.65
  Fourth quarter............................................     6.47       3.69

YEAR ENDING DECEMBER 31, 1999
  First quarter.............................................   $ 9.54     $ 6.36
  Second quarter............................................    10.10       7.50
  Third quarter.............................................    19.36       9.19
  Fourth quarter............................................    35.43      15.57

YEAR ENDING DECEMBER 31, 2000
  First quarter.............................................   $78.64     $29.12
  Second quarter............................................    72.10      26.19
  Third quarter.............................................    78.49      48.13
  Fourth quarter (through October 5)........................    70.38      64.94

    On October 5, 2000, the closing price per share of our common stock was $64.94, as reported on the Nasdaq National Market, and we had approximately 540 stockholders of record.

                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on our common stock and we anticipate that we will continue to retain any earnings for the foreseeable future for use in the operation of our business and that we will not pay any cash dividends in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth, as of June 30, 2000:

    - our actual capitalization;

    - our capitalization on a pro forma basis to give effect to (1) the conversion into common stock, after June 30, 2000, of $275,093,000 of outstanding principal amount of our convertible notes, (2) our payment of an aggregate of $49,332,000 in cash to the holders of such notes in consideration of their elections to convert their notes and (3) the reclassification of deferred financing costs of $6,889,000 related to these notes to additional paid-in capital; and

    - our capitalization on a pro forma as adjusted basis to give effect to the matters described in the previous bullet point and the sale by us of the 11,000,000 shares of common stock we are offering by this prospectus supplement, after deducting the underwriting discount and estimated offering expenses payable by us.

    The outstanding common stock information excludes shares of common stock issuable upon the exercise of outstanding options and warrants and conversion of outstanding convertible notes.

    The following table has been adjusted to give effect to both a two-for-one stock split effected in the form of a stock dividend on April 18, 2000 and a two-for-one stock split effected in the form of a stock dividend on October 4, 2000.

    This information should be read in conjunction with our consolidated financial statements and the related notes that we have incorporated by reference in the accompanying prospectus.

                                                                      JUNE 30, 2000
                                                          --------------------------------------
                                                                          PRO        PRO FORMA
                                                            ACTUAL       FORMA      AS ADJUSTED
                                                          ----------   ----------   ------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                       (UNAUDITED)
Cash:
Cash, cash equivalents and marketable securities........  $ 644,750    $ 595,418    $ 1,272,568
                                                          =========    =========    ===========
Long-term liabilities:
Capital lease obligations, net of current portion.......  $  28,053    $  28,053    $    28,053
5.5% Convertible Subordinated Notes due January 15,
  2007..................................................    400,000      124,907        124,907
                                                          ---------    ---------    -----------
Total long-term liabilities.............................    428,053      152,960        152,960
                                                          ---------    ---------    -----------
Stockholders' equity:
Preferred Stock, $0.001 par value; 5,000 shares
  authorized, none issued or outstanding, actual, pro
  forma and pro forma as adjusted.......................         --           --             --
Common Stock, $0.001 par value; 500,000 shares
  authorized; 187,352 shares issued and outstanding,
  actual; 193,890 shares issued and outstanding, pro
  forma; and 204,890 shares issued and outstanding, pro
  forma as adjusted.....................................        187          194            205
Additional paid-in capital..............................    943,505    1,211,702      1,888,841
Deferred compensation...................................     (1,731)      (1,731)        (1,731)
Notes receivable from officers..........................       (523)        (523)          (523)
Accumulated other comprehensive loss....................     (1,146)      (1,146)        (1,146)
Accumulated deficit.....................................   (509,801)    (559,133)      (559,133)
                                                          ---------    ---------    -----------
Total stockholders' equity..............................    430,491      649,363      1,326,513
                                                          ---------    ---------    -----------
Total capitalization....................................  $ 858,544    $ 802,323    $ 1,479,473
                                                          =========    =========    ===========

                                  UNDERWRITING

    We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

                      Underwriters                         Number of Shares
                      ------------                         ----------------
Goldman, Sachs & Co......................................      3,850,000
Morgan Stanley & Co. Incorporated........................      3,850,000
Robertson Stephens, Inc..................................      2,200,000
Credit Suisse First Boston Corporation...................      1,100,000
                                                              ----------
  Total..................................................     11,000,000
                                                              ==========

    If the underwriters sell more shares than the total set forth in the table above, the underwriters have an option to buy up to an additional 1,650,000 shares from us to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

    The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

                               Paid By the Issuer

                                                 No Exercise    Full Exercise
                                                 ------------   -------------
Per share......................................  $      2.40     $      2.40
  Total........................................  $26,400,000     $30,360,000

    Shares sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $1.44 per share from the initial price to public. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $.10 per share from the initial price to public. If all the shares are not sold at the initial price to public, the underwriters may change the offering price and the other selling terms.

    We and our directors and executive officers have agreed, for a period of 90 days from the date of this prospectus supplement, not to, without the prior written consent of Goldman, Sachs & Co., dispose of or hedge any shares of common stock, or any securities convertible into or exercisable for common stock. However, Goldman, Sachs & Co. has agreed to permit us to issue, sell, offer or agree to sell shares of our common stock or any securities that are convertible into or exercisable for shares of our common stock within 90 days after the date of this prospectus supplement under certain circumstances in connection with mergers, acquisitions, other business combinations or strategic alliances and pursuant to our existing equity incentive plans. Goldman, Sachs & Co., in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

    The common stock is quoted on the Nasdaq National Market under the symbol "MLNM".

    In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional common stock from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common stock or purchasing common stock in the open market. In determining the source of common stock to close out the covered short position, the underwriters will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase common stock through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

    The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

    Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

    The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

    We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $450,000.

    We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Action of 1933.

    The underwriters have, from time to time, performed, and may in the future perform, certain investment banking and advisory services for us for which they have received, and may receive, customary fees and expenses.

                            VALIDITY OF COMMON STOCK

    The validity of the shares of common stock we are offering will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts, and for the underwriters by Sullivan & Cromwell, New York, New York.

                                 $1,000,000,000

                        MILLENNIUM PHARMACEUTICALS, INC.

                                  Common Stock
                                Preferred Stock
                                Debt Securities
                                    Warrants

                                ---------------

    We may from time to time issue up to $1,000,000,000 aggregate principal amount of common stock, preferred stock, debt securities and/or warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

                              --------------------

    INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2.

                              --------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

    This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

                              --------------------

                       Prospectus dated August 14, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------

About this Prospectus.......................................      1
Millennium Pharmaceuticals, Inc.............................      1
Risk Factors................................................      2
Special Note Regarding Forward-Looking Information..........      2
Ratio of Earnings to Fixed Charges..........................      3
Use of Proceeds.............................................      3
The Securities We May Offer.................................      4
Description of Common Stock and Preferred Stock.............      5
Description of Debt Securities..............................      9
Description of Warrants.....................................     14
Legal Ownership of Securities...............................     16
Plan of Distribution........................................     20
Experts.....................................................     22
Validity of Securities......................................     22
Where You Can Find More Information.........................     22
Incorporation of Certain Documents by Reference.............     23

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

                        MILLENNIUM PHARMACEUTICALS, INC.

    Our goal is to become the biopharmaceutical company of the future by building on our broad scientific and technological capabilities and methods, which we call our "technology platform," to develop breakthrough drugs and predictive medicine products and services. Predictive medicine involves identifying information that enables healthcare professionals to make better informed decisions about drug treatment and other aspects of patient care.

    We use many of the same elements of our technology platform throughout our business, from the discovery of disease-related genes, to the development of drugs to specifically address these diseases, to the management of patients affected by these diseases. As a result, we speak of our technological approach as being applicable from "gene to patient." We continually seek to expand our technology platform in an effort to increase the speed of drug discovery and development and improve the resulting drugs.

    We have entered into research, development and commercialization arrangements, which we call "strategic alliances," with major pharmaceutical and biotechnology companies relating to a broad range of therapeutic and predictive medicine products and services. These alliances provide us with the opportunity to receive royalties and profit sharing, if we and our alliance partners are successful in developing and commercializing products. In addition, these alliances provide substantial funding for our research and development and the continued enhancement of our technology platform.

    We were incorporated in Delaware in 1993. Our principal executive offices are located at 75 Sidney Street, Cambridge, MA 02139 and our telephone number is
(617) 679-7000. Our world wide web address is www.mlnm.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

    The Millennium Pharmaceuticals name and logo and the names of products and services offered by Millennium Pharmaceuticals are trademarks, registered trademarks, service marks or registered service marks of Millennium Pharmaceuticals. Unless the context otherwise requires, the terms "Millennium," "we," "us" and "our" refer to Millennium Pharmaceuticals, Inc. and its subsidiaries.

                                  RISK FACTORS

    Investing in our securities involves risk. Please see the risk factors described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    This prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, such as statements concerning:

    - our growth and future operating results;

    - the discovery and development of products;

    - developments in our markets and strategic focus;

    - new products;

    - potential acquisitions and our integration of acquired businesses, products and technologies;

    - our strategic alliances;

    - our intellectual property;

    - our manufacturing, marketing, sales and distribution capabilities; and

    - future economic, business and regulatory conditions.

    We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "will," "could" or "may," or other words that convey uncertainty of future events or outcomes to identify forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from the results indicated by the forward-looking statements that we include or incorporate by reference in this prospectus. These important factors include, among others, the factors that we identify in the documents we incorporate by reference in this prospectus. See "Risk Factors." You should read these factors and the other cautionary statements that we make in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements that we make in this prospectus and in the documents we incorporate by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

    We present below the ratio of our earnings to our fixed charges. Earnings consist of net income (loss) from operations before minority interest plus fixed charges. Fixed charges consist of interest expense and that portion of rental expense we believe to be representative of interest and a deemed preferred dividend in 1999 and the six months ended June 30, 2000. The amounts for the year ended December 31, 1999 include a charge for in process research and development for $350,503,000 recorded in connection with the merger with LeukoSite, Inc. For the year ended December 31, 1999 and the six months ended June 30, 2000, earnings include a deemed preferred stock dividend.

    The pro forma amounts for the year ended December 31, 1999 give effect to our merger with LeukoSite, Inc. as if it had occurred on January 1, 1999. The pro forma amounts exclude a charge for in process research and development for $350,503,000. Except for the year ended December 31, 1995, earnings are inadequate to cover fixed charges.

                                                    YEAR ENDED DECEMBER 31,
                                ----------------------------------------------------------------
                                  1994       1995       1996       1997       1998       1999
                                --------   --------   --------   --------   --------   ---------
                                                     (DOLLARS IN THOUSANDS)
Ratio of earnings to fixed
  charges.....................       --      1.51          --          --        --           --
                                =======      ====     =======    ========   =======    =========
Coverage deficiency...........  $(6,372)       --     $(8,768)   $(84,632)  $(3,841)   $(381,884)
                                =======      ====     =======    ========   =======    =========

                                  PRO FORMA          SIX MONTHS
                                  YEAR ENDED           ENDED
                                 DECEMBER 31,         JUNE 30,
                                --------------   ------------------
                                     1999               2000
                                --------------   ------------------
                                      (DOLLARS IN THOUSANDS)
Ratio of earnings to fixed
  charges.....................           --                 --
                                  =========          =========
Coverage deficiency...........    $(110,175)         $(114,418)
                                  =========          =========

                                USE OF PROCEEDS

    Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

    - financing our growth;

    - accelerating the expansion of our technology platform;

    - developing our products, including conducting advanced preclinical testing and human clinical trials;

    - capital expenditures made in the ordinary course of business; and

    - acquisitions of businesses, products and technologies that complement or expand our business, including by sponsoring research and development by third parties in exchange for rights to products or technologies.

    We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

                          THE SECURITIES WE MAY OFFER

    The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

    We may sell from time to time, in one or more offerings:

    - common stock;

    - preferred stock;

    - debt securities; and/or

    - warrants to purchase any of the securities listed above.

    In this prospectus, we will refer to the common stock, preferred stock, debt securities and warrants collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $1,000,000,000.

    If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

    This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

    The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our charter and bylaws that are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

    Under our charter our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2000, we had 93,676,416 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

COMMON STOCK

    VOTING. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

    DIVIDENDS. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

    LIQUIDATION AND DISSOLUTION. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

    OTHER RIGHTS AND RESTRICTIONS. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

    LISTING.  Our common stock is listed on the Nasdaq National Market.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for our common stock is Boston EquiServe, L.P.

PREFERRED STOCK

    GENERAL. Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights, dividend rights, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement which includes this prospectus the form of any certificate of designation which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

    - the title and stated value;

    - the number of shares we are offering;

    - the liquidation preference per share;

    - the purchase price;

    - the dividend rate, period and payment date, and method of calculation for dividends;

    - whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

    - the procedures for any auction and remarketing, if any;

    - the provisions for a sinking fund, if any;

    - the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

    - any listing of the preferred stock on any securities exchange or market;

    - whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

    - whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

    - voting rights, if any, of the preferred stock;

    - preemption rights, if any;

    - restrictions on transfer, sale or other assignment, if any;

    - whether interests in the preferred stock will be represented by depositary shares;

    - a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

    - the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

    - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

    - any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

    When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

    VOTING RIGHTS. The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

    OTHER. The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

    We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

    The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

DELAWARE LAW AND CHARTER AND BYLAW PROVISIONS

    BUSINESS COMBINATIONS. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

    STAGGERED BOARD. Our charter provides for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, our charter provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. Under our charter, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

    SUPERMAJORITY VOTES REQUIRED. The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's charter or bylaws, unless a corporation's charter or bylaws, as the case may be, requires a greater percentage. Our charter and bylaws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior paragraph.

    LIMITATION OF LIABILITY; INDEMNIFICATION. Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

    STOCKHOLDER ACTION; SPECIAL MEETING OF STOCKHOLDERS. Our charter provides that stockholders may take action only at a duly called annual or special meeting of stockholders and may not take action by written consent. Our charter further provides that special meetings of our stockholders may be called only by the chairman of the board of directors, by a majority of the board of directors or by our chief executive officer, and in no event may the stockholders call a special meeting.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. The bylaws also include a similar requirement for making nominations for directors. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

                         DESCRIPTION OF DEBT SECURITIES

    The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

    We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

    The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

    We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

GENERAL

    We will describe in each prospectus supplement the following terms relating to a series of notes:

    - the title;

    - any limit on the amount that may be issued;

    - whether or not we will issue the series of notes in global form, the terms and who the depository will be;

    - the maturity date;

    - the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

    - whether or not the notes will be secured or unsecured, and the terms of any secured debt;

    - the terms of the subordination of any series of subordinated debt;

    - the place where payments will be payable;

    - our right, if any, to defer payment of interest and the maximum length of any such deferral period;

    - the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

    - the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

    - whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

    - whether we will be restricted from incurring any additional indebtedness;

    - a discussion on any material or special United States federal income tax considerations applicable to the notes;

    - the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

    - any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

CONVERSION OR EXCHANGE RIGHTS

    We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

    The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

    The following are events of default under the indentures with respect to any series of notes that we may issue:

    - if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

    - if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

    - if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

    - if specified events of bankruptcy, insolvency or reorganization occur as to us.

    If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

    The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

    Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

    - the direction so given by the holder is not in conflict with any law or the applicable indenture; and

    - subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

    A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

    - the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

    - the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

    - the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

    These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

    We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

    We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

    - to fix any ambiguity, defect or inconsistency in the indenture; and

    - to change anything that does not materially adversely affect the interests of any holder of notes of any series.

    In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

    - extending the fixed maturity of the series of notes;

    - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

    - reducing the percentage of notes, the holders of which are required to consent to any amendment.

DISCHARGE

    Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

    - register the transfer or exchange of debt securities of the series;

    - replace stolen, lost or mutilated debt securities of the series;

    - maintain paying agencies;

    - hold monies for payment in trust;

    - compensate and indemnify the trustee; and

    - appoint any successor trustee.

    In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

FORM, EXCHANGE, AND TRANSFER

    We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

    At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

    Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

    We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

    If we elect to redeem the notes of any series, we will not be required to:

    - issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

    - register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

    Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

    We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

    All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

GOVERNING LAW

    The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

SUBORDINATION OF SUBORDINATED NOTES

    The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                            DESCRIPTION OF WARRANTS

    The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

GENERAL

    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

    We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

    We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

    - the offering price and aggregate number of warrants offered;

    - the currency for which the warrants may be purchased;

    - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

    - if applicable, the date on and after which the warrants and the related securities will be separately transferable;

    - in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

    - in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

    - the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

    - the terms of any rights to redeem or call the warrants;

    - any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

    - the dates on which the right to exercise the warrants will commence and expire;

    - the manner in which the warrant agreement and warrants may be modified;

    - federal income tax consequences of holding or exercising the warrants;

    - the terms of the securities issuable upon exercise of the warrants; and

    - any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

    Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

    - in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

    - in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

EXERCISE OF WARRANTS

    Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

    Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

    Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

    Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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                         LEGAL OWNERSHIP OF SECURITIES

    We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

    We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

    Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

    As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

    We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

    For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

    Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

    For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

    If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

    - how it handles securities payments and notices;

    - whether it imposes fees or charges;

    - how it would handle a request for the holders' consent, if ever required;

    - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

    - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

    - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

    A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

    Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

    A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

    If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

    If securities are issued only in the form of a global security, an investor should be aware of the following:

    - an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

    - an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "--Legal Ownership of Securities" above;

    - an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

    - an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

    - the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

    - the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

    - financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

    In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

    The global security will terminate when the following special situations occur:

    - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

    - if we notify any applicable trustee that we wish to terminate that global security; or

    - if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

    The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                              PLAN OF DISTRIBUTION

    We may sell the securities being offered hereby in one or more of the following ways from time to time:

    - through agents to the public or to investors;

    - to underwriters for resale to the public or to investors; or

    - directly to investors.

    We will set forth in a prospectus supplement the terms of the offering of securities, including:

    - the name or names of any agents or underwriters;

    - the purchase price of the securities being offered and the proceeds we will receive from the sale;

    - any over-allotment options under which underwriters may purchase additional securities from us;

    - any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

    - any initial public offering price;

    - any discounts or concessions allowed or reallowed or paid to dealers; and

    - any securities exchanges on which such securities may be listed.

AGENTS

    We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

UNDERWRITERS

    If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

DIRECT SALES

    We may also sell securities directly to one or more purchasers without using underwriters or agents.

    Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

TRADING MARKETS AND LISTING OF SECURITIES

    Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

STABILIZATION ACTIVITIES

    Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

PASSIVE MARKET MAKING

    Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                                    EXPERTS

    The consolidated financial statements of Millennium Pharmaceuticals, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of LeukoSite, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and the financial statements of L&I Partners, L.P. as of December 31, 1997 and 1998 and for the period from inception through December 31, 1997, the year ended December 31, 1998 and the period from inception through December 31, 1998 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of CytoMed, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this Prospectus by reference to the Millennium Pharmaceuticals Form 8-K/A dated January 6, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             VALIDITY OF SECURITIES

    The validity of the securities offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

       Room 1024, Judiciary Plaza
       450 Fifth Street, N.W.
       Washington, D.C. 20549

    and at the SEC's Regional Offices located at:

       Northwestern Atrium Center
       Suite 1400
       500 West Madison Street
       Chicago, Illinois 60661

    and

       Seven World Trade Center
       13th Floor
       New York, New York 10048

and you may also obtain copies of such material by mail from the Public Reference Section of the SEC at:

       450 Fifth Street, N.W.
       Washington, D.C. 20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC also maintains an Internet site on the world wide web, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

    This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

    We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1) Our Annual Report on Form 10-K for the year ended December 31, 1999;

(2) Our Current Report on Form 8-K/A filed with the SEC on January 6, 2000;

(3) Our Current Report on Form 8-K filed with the SEC on January 6, 2000;

(4) Our Current Report on Form 8-K filed with the SEC on January 11, 2000;

(5) Our Current Report on Form 8-K filed with the SEC on January 19, 2000;

(6) Our Current Report on Form 8-K/A filed with the SEC on January 27, 2000;

(7) Our Current Report on Form 8-K filed with the SEC on February 9, 2000;

(8) Our Current Report on Form 8-K filed with the SEC on April 13, 2000;

(9) Our Current Report on Form 8-K filed with the SEC on April 25, 2000;

(10) Our Current Report on Form 8-K filed with the SEC on June 30, 2000;

(11) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

(12) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

(13) All our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

(14) The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 26, 1996, including any amendments or reports filed for the purpose of updating that description.

    You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

       Investor Relations
       Millennium Pharmaceuticals, Inc.
       75 Sidney Street
       Cambridge, MA 02139
       Telephone: (617) 679-7000

    You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement or that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date and the information contained in the accompanying prospectus is only current as of the date of the accompanying prospectus.

                                 --------------

                               TABLE OF CONTENTS

                                           Page
                                         --------
              Prospectus Supplement

Prospectus Supplement Summary..........     S-1
Millennium Pharmaceuticals, Inc........     S-1
The Offering...........................     S-1
Risk Factors...........................     S-2
Special Note Regarding Forward-Looking
  Information..........................    S-11
Use Of Proceeds........................    S-12
Price Range Of Common Stock............    S-13
Dividend Policy........................    S-13
Capitalization.........................    S-14
Underwriting...........................    S-15
Validity Of Common Stock...............    S-16
                   Prospectus

About This Prospectus..................       1
Millennium Pharmaceuticals, Inc........       1
Risk Factors...........................       2
Special Note Regarding Forward-Looking
  Information..........................       2
Ratio of Earnings To Fixed Charges.....       3
Use Of Proceeds........................       3
The Securities We May Offer............       4
Description Of Common Stock and
  Preferred Stock......................       5
Description Of Debt Securities.........       9
Description Of Warrants................      14
Legal Ownership Of Securities..........      16
Plan Of Distribution...................      20
Experts................................      22
Validity Of Securities.................      22
Where You Can Find More Information....      22
Incorporation Of Certain Documents by
  Reference............................      23

                               11,000,000 Shares

                        MILLENNIUM PHARMACEUTICALS, INC.

                                  Common Stock

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                                     [LOGO]

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                              GOLDMAN, SACHS & CO.
                           MORGAN STANLEY DEAN WITTER
                               ROBERTSON STEPHENS
                           CREDIT SUISSE FIRST BOSTON

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